Exhibit 10(b)

February 26, 2004

International Electronics, Inc.

427 Turnpike Street

Canton, Massachusetts 02021

Attn: John Waldstein, President and Treasurer

Gentlemen:

Reference is made to our Demand Loan and Security Agreement Accounts Receivable and Inventory dated February 28, 1997, together with all amendments and additions thereto (hereinafter called the “Agreement”). Notwithstanding the provisions of the Agreement, it is agreed, effective immediately, that the Agreement shall be amended as follows:

Section 14(m) of the Agreement is hereby stricken in its entirety and the following new Section 14(m) substituted therfor:

“(m) (Minimum Net Earnings) permit the net after tax earnings of Borrower for any year to be less than Ten Thousand ($10,000.00) Dollars.”

Kindly note that the alterations contained herein do not in any way alter, release or change any other sections contained in the Agreement.

Please acknowledge your agreement to the foregoing by signing the enclosed copy of this letter and returning the same to the undersigned.

Very truly yours,

EASTERN BANK

By:	/s/ Alan Roberts
Alan Roberts, Vice President

UNDERSTOOD AND AGREED TO:

INTERNATIONAL ELECTRONICS, INC.

By:	/s/ John Waldstein
John Waldstein, President and Treasurer